HARRISON PROPERTY
SALE, PURCHASE AND ASSIGNMENT AGREEMENT

THIS AGREEMENT is made effective as of the 7th day of MARCH, 2003,

AMONG:

606896 B.C. LTD.,
Suite 1210 - 675 West Hastings Street,
Vancouver, British Columbia,
V6B 1N2

(hereinafter called the “Seller”)

OF THE FIRST PART;

AND:

SUTCLIFFE RESOURCES LTD.,
Suite 420 - 625 Howe Street,
Vancouver, British Columbia,
V6C 2T6

(hereinafter called the “Purchaser”)

OF THE SECOND PART;

AND:

INTERNATIONAL MILLENNIUM MINING CORP.
502 - 595 Howe Street,
Vancouver, British Columbia,
V6C 2T5

(hereinafter called “IMMC”)

OF THE THIRD PART;

WHEREAS:

A.

The Seller is the recorded and beneficial owner, of seventy-six (76) contiguous mineral claims comprised of 770 claim units, situated in New Westminster Mining District, in the Province of British Columbia, near Harrison Lake, more particularly described in Schedule “A” attached hereto and forming part hereof (the “Mineral Claims”);

B.

The Seller and IMMC entered into an Option Agreement made effective as of July 30, 2001, amended by Amending Agreement dated for reference September 26, 2001 (together the “Option Agreement”) whereby IMMC obtained the exclusive option to acquire one hundred percent (100%) right, title and interest in and to certain mineral claims situated in New Westminster Mining District, in the Province of British Columbia, near Harrison Lake, encompassing the Mineral Claims, which Option Agreement is terminated and replaced by a Sale and Purchase Agreement between the Seller and IMMC, made effective the 7th day of March 2003 (the “IMMC Agreement”) whereby IMMC acquires from the Seller fifty percent (50%)

undivided right, title and interest in and to the Mineral Claims subject to the Leader Option and certain royalties set out in the IMMC Agreement.

C.

The Seller and IMMC entered into an option/joint venture agreement with Leader Mining International Inc. (“LMN”) whereby LMN was granted the right and option to earn up to a seventy percent (70%) interest in twelve (12) of the Mineral Claims comprised of 26 claim units, more particularly described in Schedule “B” attached hereto and forming part of this Agreement (the “Leader Option”)

D.

The Seller now wishes to sell and the Purchaser wishes to purchase fifty percent (50%) undivided right, title and interest in and to the Mineral Claims, subject to the Leader Option, and to a pro-rated fifty percent (50%) obligation with respect to an Advance Royalty (the “Advance Royalty”), to a Production Royalty equal to fifty percent (50%) of two percent (2%) Net Smelter Returns on production from the Mineral Claims (the “Production Royalty”), and to a Rock Royalty equal to fifty percent (50%) of seven and one-half percent (7.5%) of Gross Rock Revenues (the “Rock Royalty”), which Advance Royalty, Production Royalty and Rock Royalty are set out in Schedule “III” of the Joint Venture Agreement attached as Schedule “C” hereto and forming part of this Harrison Property Sale, Purchase, and Assignment Agreement, (the “Agreement”) (which Royalties are collectively referred to as the “Royalty Interests”) reserved for the Seller, upon the terms and subject to the conditions herein contained;

E.

The Seller and IMMC also wish to assign to the Purchaser and the Purchaser wishes to accept from the Seller and IMMC, the assignment of an undivided fifty percent (50%) interest in the Seller’s and IMMC’s outstanding rights and obligations in, to and under the Leader Option;

F.

Upon acquisition by the Purchaser of fifty percent (50%) undivided right, title and interest in and to the Mineral Claims, the Purchaser and IMMC shall enter into a Joint Venture Agreement with respect to all further exploration, development and mining of the Mineral Claims as described in Section 5 hereof (the “Joint Venture”).

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the mutual covenants and agreements herein contained the parties mutually covenant and agree as follows:

1. SALE AND PURCHASE
The Seller hereby sells to the Purchaser and the Purchaser hereby purchases from the Seller, fifty percent (50%) undivided right, title and interest in and to the Mineral Claims subject to the Leader Option, to the terms of the Joint Venture Agreement described in Section5 hereof and to the Royalty Interests as defined in Section 6 hereof, for payment of the sum of twenty-five thousand dollars ($25,000) (the “Cash Consideration”) the issuance of two hundred thousand (200,000) common shares in the capital stock of the Purchaser (the “Share Consideration”) and for incurring not less than two hundred thousand dollars ($200,000) of exploration and property maintenance expenditures upon or in relation to the Mineral Claims, (the “Expenditures”) to be paid, issued and incurred as set out in Section 2 of this Agreement.

2. PAYMENT OF THE SHARE AND CASH CONSIDERATION AND INCURRING OF EXPENDITURES
The Purchaser agrees to pay the Cash and Share Consideration to the Seller and incur the Expenditures as follows:

a)	$5,000 cash to be paid on September 5, 2003;

b)	100,000 common shares to be issued on or before October 15, 2003;

c)

a further $20,000 cash to be paid and a further 100,000 common shares to be issued on or before the date common shares of the Purchaser are listed for trading on the facility of a recognized stock exchange, but in any event not later than December 31, 2003; and

d)	not less than $200,000 of Expenditures to be incurred, on or before December 31, 2003.

3. ACQUISITION OF INTEREST
Upon payment of the Cash Consideration and issuance of the Share Consideration to the Seller, and upon incurring the Expenditures and upon execution of the Joint Venture Agreement described in Section 5 hereof, the Purchaser shall acquire an undivided fifty percent (50%) right, title and interest in and to the Mineral Claims, subject only to the Leader Option, to the Royalty Interests reserved for the Seller and to the Production Share Payment set out in Section 9 hereof.

4. ASSIGNMENT OF THE LEADER OPTION
Upon execution of this Agreement, the Seller and IMMC hereby assign and the Purchaser hereby accepts from the Seller and IMMC, the assignment of an undivided fifty percent (50%) interest in the Seller’s and IMMC’s rights and obligations in, to and under the Leader Option, a copy of which is attached as Schedule “B” hereto, as of the date hereof, including the right to receive fifty percent (50%) of any option payments which may hereafter be due and payable.

5. JOINT VENTURE
Upon acquisition by the Purchaser of an undivided fifty percent (50%) interest in the Mineral Claims, as set out in Section 3 hereof and upon the earlier of either, acquisition of the Seller’s remaining undivided fifty percent (50%) interest in the Mineral Claims by a third party, or termination of such third party acquisition agreement, but in any event not later than May 31, 2004, the Purchaser and IMMC, or their rightful assigns, shall be deemed to have entered into a Joint Venture (“Commencement of the Joint Venture”). The Joint Venture shall be governed by a joint venture agreement, in the form attached as Schedule “C” hereto and forming part of this Agreement, (the “Joint Venture Agreement”) which shall govern all further exploration, development and mining of the Mineral Claims and which the Purchaser and IMMC, or their rightful assigns, shall execute within sixty (60) days of Commencement of the Joint Venture. This Agreement, with the exception of the irrevocable Production Royalty Purchase Option, the Rock Royalty Purchase Option and the Production Share Payment provisions described in Sections 7, 8 and 9 hereof, shall, upon execution of the Joint Venture Agreement, terminate and become null and void and thereafter the Joint Venture Agreement and the Leader Option shall govern the relationship between the parties hereto or their rightful assigns, with respect to the Mineral Claims.

6. ADVANCE ROYALTY, PRODUCTION ROYALTY, ROCK ROYALTY AND PRODUCTION SHARE PAYMENT
The Purchaser acknowledges the Seller’s interest in and entitlement, subject only to the Leader Option, to the Advance Royalty, to the Production Royalty and to the Rock Royalty, all of which shall be calculated and paid as set out in Schedule “III” of Schedule “C” attached hereto and to the Production Share Payment described in Section 10 below, provided that the Purchaser maintains an ownership interest in the Mineral Claims pursuant to either this Agreement or the Joint Venture Agreement.

7. PRODUCTION ROYALTY PURCHASE OPTION TO PURCHASER
In consideration for the sale and purchase of the Mineral Claims, the Seller hereby grants to the Purchaser the irrevocable right and option at any time prior to the end of the second year of commercial production on the Mineral Claims, to purchase from the Seller, a pro-rata fifty percent (50%) interest in fifty percent (50%) of the Production Royalty (i.e. a pro-rata fifty percent (50%) interest in one percent (1%) of Net Smelter Returns) by payment to the Seller, of five hundred thousand dollars ($500,000) subject to any pro-rata adjustment of the Seller’s interest in the Mineral Claims as determined pursuant to the Joint Venture Agreement (the “Production Royalty Purchase Option”).

8. ROCK ROYALTY PURCHASE OPTION TO PURCHASER
In further consideration for the sale and purchase of the Mineral Claims, the Seller hereby grants to the Purchaser the irrevocable right and option at any time and from time to time, to purchase from the Seller, a pro-rata fifty percent (50%) interest in sixty-six and two thirds percent (66.667%) of the Rock Royalty (i.e. a pro-rata fifty percent (50%) interest in five percent (5%) of Gross Rock Revenues) on payment to the Seller, of $250,000 for each six and two thirds percent (6.667%) of the Rock Royalty, (one half of one percent (0.5%) of Gross Rock Revenues) acquired by the Purchaser, to a maximum of one million, two hundred and fifty thousand dollars ($1,250,000) to acquire two and one half percent (2.5%) of Gross Rock Revenues, subject to any pro-rata adjustment of the Seller’s interest in the Mineral Claims as determined pursuant to the Joint Venture Agreement (the “Rock Royalty Purchase Option”).

9. PRODUCTION SHARE PAYMENT
In further consideration of the Sale and Purchase granted herein, the Purchaser shall, upon the Commencement of Commercial Production upon the Mineral Claims, issue to the Seller a pro-rata portion of 1,000,000 common shares in its capital stock equal in number to the percentage interest the Purchaser holds in the Joint Venture and in the Mineral Claims times 1,000,000 (the “Production Share Payment”). Commercial Production on the Mineral Claims shall be deemed to have commenced on the first day following thirty (30) days of continuous production of a commercially saleable mineral product from the Mineral Claims.

Shares issued pursuant to the Production Share Payment shall be shares of the Purchaser as such shares were constituted at the date first above written. For clarity, if there is any subdivision, consolidation or other change in the share capital of the Purchaser prior to payment of the Production Share Payment, the number of shares issueable as the

Production Share Payment shall be adjusted in accordance with such subdivision, consolidation or other change in the share capital of the Purchaser.

10. TRANSFER OF MINERAL CLAIMS
Concurrently with the execution of this Agreement, the Seller shall execute or cause to be executed and delivered to the Purchaser, recordable Bills of Sale and other conveyancing documentation in form and content as may be required to effect the transfer of an undivided fifty percent (50%) interest in and to the Mineral Claims, to the Purchaser. Upon acquisition by the Purchaser of its interest in the Mineral Claims as set out in Section 3 above, the Purchaser shall be entitled to record such Bills of Sale at its own cost with the appropriate government office to effect transfer of legal title to the Mineral Claims into the name of the Purchaser.

11. NO PRODUCTION OBLIGATION
The Purchaser shall be under no obligation whatever to place the Mineral Claims into production, and in the event commercial production is commenced, the Purchaser or its rightful assign, shall have the right at any time to curtail or suspend such production as it in its absolute discretion may determine.

12. AREA OF INTEREST
a)

There is hereby established an “Area of Interest” comprised of any: i) mineral claim or interest in or right to acquire a mineral claim any portion of which lies within the area outlined in black in Schedule “D” attached hereto and forming part hereof; and ii) any property rights acquired by the Seller or the Purchaser within two years after the same were abandoned under this Agreement (together the “After Acquired Property”).

b)

If the Seller or the Purchaser acquires, either directly or through an Associate, any interest (which for the purposes of this Agreement will include any right to earn an interest) in the After Acquired Property any part of which falls within the Area of Interest, the Seller or the Purchaser will promptly give notice thereof to the other, specifying the terms of such acquisition and along with all data in its possession related to mineralization on and the geology with respect to such After Acquired Property.

c)	Such After Acquired Property will for all purposes become part of the Mineral Claims to which the Area of Interest relates as outlined in Schedule “D”.

13. REPRESENTATIONS AND WARRANTIES OF THE SELLER
The Seller hereby represents and warrants to the Purchaser that:

a)

the Seller is the recorded and beneficial owner of fifty percent (50%) right, title and interest in and to the Mineral Claims, free and clear of all liens, charges and encumbrances, with the exception to its obligations under the Leader Option;

b)	the Mineral Claims have been validly located and are now duly recorded and in good standing in accordance with the laws in effect in the Province of British Columbia;

c)

entering into this Agreement does not, conflict with any applicable law, nor, except for any such possibility under either the Leader Option or the IMM Agreement, does it conflict with, or result in a breach of, or accelerate the performance required by any contract or other commitment to which the Seller is party or by which it is bound;

d)

the Seller has, subject to the provisions of the Leader Option and IMM Agreement, the exclusive right to enter into this Agreement and to receive one hundred percent (100%) of the proceeds from the sale of minerals, metals, ores or concentrates (the “Products”) removed from the Mineral Claims and to assign fifty percent (50%) right, title and interest in and to the Mineral Claims and in and to the minerals, metals, ores or concentrates removed from the Mineral Claims, in accordance with the terms and conditions of the Agreement subject to any taxes pursuant to any legislation;

e)

work on those parts of the Mineral Claims previously worked has been completed in compliance with all applicable federal, provincial, territorial and local laws, rules, orders and regulations and the Seller agrees to save the Purchaser harmless from and against any loss, liability, claim, demand, damage, expense, injury or death arising out of or in connection with the operations or activities which were carried out on the Mineral Claims prior to the date of this Agreement; and

f)	to the best of the Seller’s knowledge and belief, the Leader Option and the IMM Agreement remain in good standing and in full force and effect; and

g)	to the best of the Seller’s knowledge, it has advised and made available to the Purchaser all of the material information directly relating to the mineral and economic potential of the Mineral Claims.

14. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
The Purchaser hereby represents and warrants to the Seller that:

a)

the Purchaser has full corporate power and authority to enter into this Agreement and that entering into this Agreement does not conflict with any applicable laws or with its charter documents nor does it conflict with, or result in the breach of, or accelerate the performance required by any contract or other commitment to which it is party or by which it is bound;

b)

the Purchaser is a company in good standing and is a reporting issuer pursuant to the laws of the Province of British Columbia, but its shares are not presently listed for trading through the facility of any stock exchange;

c)	the Purchaser is eligible to acquire and hold mineral claims in the Province of British Columbia;

d)	the Purchaser has no encumbrances affecting any of its property and assets; and

e)

the Purchaser agrees to save the Seller harmless from and against any loss, liability, claim, demand, damage, expense, injury or death arising out of or in connection with its operations or activities carried out on the Mineral Claims after the date of this Agreement.

15. FORCE MAJEURE
a)

If the Purchaser is at any time prevented from, or delayed in complying with any provisions of this Agreement by reason of strikes, lock-outs, labour shortages, fires, war, act of God, governmental regulations restricting normal operations or causing delay due to the vetting of disclosure materials, shipping delays or any other reason or reasons, other than lack of funds, beyond the control of the Purchaser, the time prescribed for the performance by the Purchaser of its obligations under this Agreement shall be extended by a period of time equal in length to the period of each such prevention or delay.

b)

The Purchaser shall give prompt notice to the Seller of each event of force majeure and upon cessation of such event shall furnish the Seller with notice to that effect together with particulars of the number of days by which its obligations have been delayed by virtue of each event of force majeure and all preceding events of force majeure.

16. NOTICES
Except as otherwise specified, any notice to be given will be given in writing, and be delivered in person to a named party or by telecopy properly addressed to the party to whom given or by email properly addressed to the party to whom given. A notice given under this Agreement will be deemed given only when received by the party to whom such notice is directed but any notice given by telecopy or email properly addressed to the party to whom directed will be deemed given to and received by that party on the date on which such notice is telecopied or e-mailed.

Each party’s address for notice will be:

(i) for the Seller:

606896 B.C. Ltd.,
Suite 1210 - 675 West Hastings Street,
Vancouver, British Columbia, V6B 1N2
Attention: David Deering

Fax: 604-682-1816

(ii) for the Purchaser:

Sutcliffe Resources Ltd.
Suite 420-625 Howe Street,
Vancouver, B.C., V6C 2T6
Attention: Glen J. Indra

Fax: 604-608-0344
Email: info@starfieldres.com

(iii) for IMMC:

International Millennium Mining Corp.
#502-595 Howe Street,
Vancouver, B.C., V6C 2T5
Attention: Mr. John A. Versfelt

Fax: 604-681-0870
E-mail: jav@immc.ca

until such party specifies another address by notice to the other party.

17. GENERAL PROVISIONS

a)	It is neither the intent nor purpose of the parties hereto, nor shall this Agreement be construed as creating a partnership relationship between the parties.

b)

No provision of this Agreement will be deemed waived and no breach excused, unless such waiver or consent excusing such breach is in writing signed by the party to be charged with such waiver or consent, but any waiver or consent will not be construed to be a waiver of, or consent to, a further breach of the same provision.

c)	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors, assigns, heirs, executors or administrators as the case may be.

d)

Except with respect to the assignment contemplated by the parties under terms of the Leader Option and upon commencement of the Joint Venture, the rights and obligations of the parties hereto are not assignable without the express written consent of the other parties hereto which consent shall not be unreasonably withheld.

e)

During the term of the Joint Venture Agreement or upon any other mutually agreed assignment, the Purchaser’s obligation with respect to the Royalty Interests retained by the Seller hereunder shall increase or decrease pro-rata to reflect the Purchaser’s interest in and to the Mineral Claims.

f)

This Agreement will be interpreted and construed in accordance with the laws in force from time to time in British Columbia, and if any provision of this Agreement is in conflict or inconsistent with the applicable law that provision will be severed from this Agreement and an equitable adjustment will be made and necessary further provisions will be agreed upon so as to give effect to the intention of the parties as expressed in this Agreement.

g)	Time shall be of the essence in this Agreement.

h)

The parties hereto agree to execute all such further or other assurances, conveyances, agreements and documents and to do or cause to be done all such other acts or things necessary or which legal counsel for the parties may deem necessary in order to implement and carry out the provisions and intent and give full force and effect to this Agreement.

i)

Except for the Leader Option which shall remain in full force and effect, this Agreement supercedes and replaces all prior agreements between the parties hereto with respect to the Mineral Claims, which said prior agreements shall be deemed to be null and void upon the execution hereof.

j)	Any modification, alteration or amendment of this Agreement will be in writing and duly executed by, and delivered to, each of the parties.

k)	The parties hereby acknowledge that this Agreement shall be subject to all necessary regulatory approvals.

l)

No information furnished by the Purchaser to the Seller in respect of the activities carried out on the Mineral Claims by the Purchaser, or related to the sale of product derived from the Mineral Claims, will be released orally, in writing or published by the Seller without the written consent of the Purchaser, but such consent will not be required if disclosure is required by applicable securities or corporate law.

IN WITNESS whereof the parties have executed and delivered this Agreement as of the 27th day of August, 2003..

Signed, sealed and delivered by	)
606896 B.C. LTD.,	)
)
)
/s/ David Deering	)	c/s
David Deering, President	)
)
/s/ Tom Brady	)
Tom Brady, Secretary	)

Signed, sealed and delivered by	)
SUTCLIFFE RESOURCES LTD.	)
)
/s/ Laurence Stephenson	)	c/s
Laurence Stephenson, President	)
)
/s/ Glen Indra	)
Glen Indra, Director	)

Signed, sealed and delivered by	)
INTERNATIONAL MILLENNIUM	)
MINING CORP.	)
)
/s/ John A. Versfelt	)	c/s
John A. Versfelt, President	)
)
/s/ Jim Philip	)
Jim Philip, Director	)

SCHEDULE “A”

to the Harrison Property, Sale, Purchase and Assignment Agreement between 606896 B.C. Ltd., Sutcliffe Resources Ltd. and International Millennium Mining Corp. made effective as of 7th day of March, 2003.

HARRISON PROPERTY

Being the following 76 Mineral Claims, consisting of 770 claim units, situated in New Westminster Mining District, near Harrison Lake in the Southwestern portion of the Province of British Columbia.

Table 1. Settler Property - Harrison Lake Claims

Status as of: August 27, 2003

Claim Name	Units	Map Sheet	Record #	Expiry Date
PD 1 PD 2 PD 3 PD 4 PD 5 PD 6 PD 7 PD 8 PD 9 PD 10 PT 10 LS 2 PT 2 LS 5 LS 6 TWO LS 1 LS 3 LS 4 CLIFF JV OLD SETTLER 2 JV 2	1 1 1 1 1 1 1 1 1 1 4 18 12 9 6 1 18 6 9 18 18 4 12	M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052 & 63
M092H052 & 53
M092H053	378836 378837 378838 378839 378840 378841 378842 378843 378844 378845 383430 379906 380426 383628 383629 383627 379905 383310 383311 389213 389212 391725 392208	06-Dec-03
06-Dec-03
06-Dec-03
06-Dec-03
06-Dec-03
06-Dec-03
06-Dec-03
06-Dec-03
06-Dec-03
06-Dec-03
06-Dec-03
06-Dec-03
06-Dec-03
06-Dec-03
06-Dec-03
06-Dec-03
06-Dec-03
06-Dec-03
06-Dec-03
06-Dec-03
06-Dec-03
06-Dec-03
06-Dec-03
23 claims	145 units

…2

2

Table 2. Buffer Property - Harrison Lake Claims

Status as of: August 27, 2003

Claim Name	Units	Map Sheet	Record #	Expiry Date
BUFFER 6 BUFFER 7 BUFFER 5 PT 6 BUFFER 4 BUFFER 8 BUFFER 9 BUFFER 10 AO 6 AO 7 OLD FORK 1 OLD FORK 2 OLD FORK 3 OLD FORK 4 OLD FORK 5 OLD FORK 6 VI VIA URQ 1 URQ 2 Jackie 5 DH 1	20 15 16 20 14 16 16 14 1 1 1 1 1 1 1 1 15 5 20 20 14 1	M092H062
M092H062
M092H062
M092H052 & 62
M092H052 & 62
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052
M092H052 & 62
M092H052 & 62
M092H062
M092H062
M092H062
M092H062	385458 385459 385457 378834 385456 386339 386340 386140 386848 386849 389892 389893 389894 389895 389896 389897 391726 391939 391940 391941 392613 392968	24-Feb-04
24-Feb-04
24-Feb-04
24-Feb-04
24-Feb-04
24-Feb-04
24-Feb-04
24-Feb-04
24-Feb-04
24-Feb-04
24-Feb-04
24-Feb-04
24-Feb-04
24-Feb-04
24-Feb-04
24-Feb-04
24-Feb-04
24-Feb-04
24-Feb-04
24-Feb-04
24-Feb-04
24-Feb-04
22 claims	214 units

N.B. These claims have been grouped thus the common anniversary date.

…3

3

Table 3. Hornet Property - Harrison Lake Claims

Status as of: August 27, 2003

Claim Name	Units	Map Sheet	Record #	Expiry Date
AT 2 AT 1 CU 3 CU 1 CU 4 NI 1 NI 2 NI 4 NI 5 CU 2 Duff Duff 1 Duff 2 Duff 3	20 6 16 6 18 18 9 20 20 8 15 18 6 8	M092H052 & 62 M092H052 & 62 M092H052 & 62 M092H062 M092H062 M092H062 M092H062 M092H062 M092H061, 62 M092H062 M092H062 M092H062 M092H062 M092H062	386842 386841 380432 380430 380433 380434 380435 380437 380438 380451 389891 389889 389891 389214	06-Dec-03 -06-Dec-03 06-Dec-03 06-Dec-03 06-Dec-03 06-Dec-03 06-Dec-03 06-Dec-03 06-Dec-03 06-Dec-03 06-Dec-03 06-Dec-03 06-Dec-03 06-Dec-03
14 claims	188 units

N.B. These claims have been grouped thus the common anniversary date.

…4

4

Table 4. Clear Creek Property - Harrison Lake Claims

Status as of: August 27, 2003

Claim Name	Units	Map Sheet	Record #	Expiry Date
NI 3 NI 6 CO 1 CO 2 CO 3 CO 4 LAHNA 1 LAHNA 2 LAURA 1 LAURA 2 LAURA 9 LAURA 6 LAURA 4 LAURA 5 CR 1 CR 2 LAURA 3	12 20 12 20 8 16 16 20 15 10 20 14 16 16 1 1 6	M092H062 M092H061 & 62 M092H061, 62, 71 & 72 M092H061 & 62 M092H061 M092H061 & 71 M092H071 & 72 M092H071 M092H062 M092H062 M092H062 M092H062 & 72 M092H062 & 72 M092H062 & 72 M092H062 M092H062 M092H062	380436 380439 380440 380441 380442 380443 385365 385366 383987 383988 383991 383995 383993 383994 383997 383998 383989	06-Dec-03 06-Dec-03 06-Dec-03 06-Dec-03 06-Dec-03 06-Dec-03 06-Dec-03 06-Dec-03 06-Dec-03 06-Dec-03 06-Dec-03 06-Dec-03 06-Dec-03 06-Dec-03 06-Dec-03 06-Dec-03 06-Dec-03
17 claims	223 units

N.B. These claims have been grouped thus the common anniversary date.

SCHEDULE “B”

to the Harrison Property, Sale, Purchase and Assignment Agreement between 606896 B.C. Ltd., Sutcliffe Resources Ltd. and International Millennium Mining Corp. made effective as of 7th day of March, 2003.

LEADER OPTION

(SEE COPY OF LEADER MINING INTERNATIONAL INC. OPTION/JOINT VENTURE AGREEMENT ATTACHED)

Oct-15-01 03:32P P.02
OCT-15-2001 10:14AM FROM-LEADER MINING INTERNATIONAL INC. 403 234-7504 T-385 P.002/004 F-571

Leader Mining International Inc.

International Millennium Mining Corp.
Suite 502, 595 Howe Street
Vancouver, BC V6C 2T5
Attention: Mr. John Versfelt

October 15, 2001

Sent Via Fax: (604) 681-0870

Dear Sir:

Re: Memorandum of Understanding Among Leader Mining International Inc., International Millennium Mining Corp. , and 606896 BC Ltd. for Option of Mineral Claims, near Settler Creek, B.C.

I wish to confirm that Leader Mining International (LMN) is interested in entering into an option/joint venture agreement with International Millennium Mining Corp. (IMM) on the following claims, which IMM has previously optioned from 606896 BC Ltd., located near Settler Creek, BC (major agreement); which comprise the property:

Claim Name	Claim Name
PT2	PD5
PT10	PD6
PD1	PD7
PD2	PD8
PD3	PD9
PD4	PD10

With the understanding that the following terms will be applicable for LMN to earn its interest in the aforementioned claims:

a) LMN would earn its interest by making cash payments and performing work according to the schedule below:

Completion Date	Cumulative Exploration Expenditures	Cash Payments	LMN's Interest Earned
December 31, 2001	$25,000.00	Upon Signing $3,750.00	0
December 31, 2002	58,333.00	3,750.00	0
December 31, 2003	125,000.00	8,667.00	0
December 31, 2004	325,000.00	26,000.00	0
December 31, 2005	600,000.00	37,750.00	50%
December 31, 2006	1,000,000.00	52,000.00	65%
December 31, 2007	Feasibility Study		70%

Oct-15-01 03:32P P.03
OCT-15-2001 10:15AM FROM-LEADER MINING INTERNATIONAL INC. 403 234-7504 T-385 P.003/004 F-971

For clarity:

- If LMN makes cumulative exploration expenditures of $600,000 and cash payments totaling $79,917 on or before December 31, 2005; then LMN will have earned 50% interest in the property.
- If LMN makes cumulative exploration expenditures of $1,000,000 and cash payments totaling $131,917 on or before December 31, 2006; then LMN will have earned 65% interest in the property.
- If LMN undertakes, funds, and completes a Feasibility Study for the property, then Leader will have earned 70% interest in the property.

b) There is no area of interest clause.

c) LMN will hold no rights or claim over any of the other IMM claims.

d) IMM will have no claim or interest on any LMN ground.

e) IMM will honour its senior agreements in their entirety with 606896 BC Ltd. and as with LMN as they apply.

f) IMM will continue to direct the exploration on its mineral claims, and be the operator, until LMN has earned its 50% interest and a joint venture is formed; however, it is acknowledged that LMN will contribute technically where possible.

g) All work undertaken will be applied for assessment credit.

h) No finders fees are payable.

i) All terms and conditions will be subject to regulatory approvals.

j) In the event that IMM defaults on the major agreement; the major agreement will be terminated in respect to the property, and then 606896 BC Ltd. will be bound by this agreement which shall take precedence and will assume IMM's role in this agreement. Furthermore in the event of default by IMM, LMN will then have the right to earn a 70% interest in the mineral claims by incurring the cumulative exploration expenditures and making the cash payments described above, and by issuing 100,000 common shares of LMN upon having earned the 70% interest. The mineral claims are subject to the net smelter return payable to 606896 BC Ltd. as described in the major agreement.

If you are in agreement, please indicate by signing below and returning a faxed copy to our office.

Sincerely,
Leader Mining International Inc.

Jasi Nikhanj
President & CEO

Page 2 of 3

OCT-15-2001 10:15AM FROM-LEADER MINING INTERNATIONAL INC. 403 234-7504 T-385 P.004/004 F-571

AGREED AND ACCEPTED:

INTERNATIONAL MILLENNIUM MINING CORP.

By:____________________________
John Versfelt, President & CEO

AGREED AND ACCEPTED:

606896 BC LTD. for and on behalf of
THE HARRISON LAKE SYNDICATE

By:____________________________
Dave Deering, President

By:____________________________
Tom Brady, Secretary

Page 3 of 3

Suite 810, 400- Fifth Avenue S.W., Calgary Alberta T2P 0L6
Telephone: (403) 234-7501 Fax: (403) 234-7504
Internet: www.leadermining.com E-mail: gen-info@leadermining.com
LISTED: Canadian Venture Exchange TRADE SYMBOL: LMN
NASDAQ:OTC TRADE SYMBOL: LDRMF

SCHEDULE “C”
to the Harrison Property, Sale, Purchase and Assignment Agreement between 606896 B.C. Ltd., Sutcliffe Resources Ltd. and International Millennium Mining Corp. made effective as of 7th day of March, 2003.

HARRISON PROPERTY
JOINT VENTURE AGREEMENT

THIS AGREEMENT is entered into this ____ day of ________, 200__

BETWEEN:

INTERNATIONAL MILLENNIUM MINING CORP. a company
incorporated under the laws of the Province of British Columbia having an office at Suite 502 - 595 Howe Street,
Vancouver, British Columbia, V6C 2T5

(hereinafter "IMMC")

OF THE FIRST PART;

AND:

SUTCLIFFE RESOURCES LTD. a company incorporated
under the laws of the Province of British Columbia having
an office at Suite 420 - 625 Howe Street, Vancouver, British
Columbia, Canada, V6C 2T6

(hereinafter "Sutcliffe")

OF THE SECOND PART;

WHEREAS:
A.

Pursuant to terms of the Harrison Property Sale and Purchase Agreement between IMMC and 606896 B.C. Ltd. made effective as of the 7th day of March, 2003, IMMC is the recorded and beneficial owner of an undivided fifty percent (50%) interest in certain mineral claims situated near Harrison Lake B.C. defined herein as the Properties, subject to the Leader Option, to certain Royalty Interests reserved for 6006896 B.C. Ltd. and to a Production Share Payment as set out therein;

B.

Pursuant to terms of the Harrison Property Sale Purchase and Assignment Agreement between Sutcliffe, 606896 B.C. Ltd. and IMMC made effective as of the 7th day of March, 2003, Sutcliffe is the recorded and beneficial owner of an undivided fifty percent (50%) interest in the Properties subject to the Leader Option, to certain Royalty Interests reserved for 6006896 B.C. Ltd. and to a Production Share Payment as set out therein;

C.	IMMC and Sutcliffe now wish to participate jointly in the further Exploration, evaluation and, if warranted, Development and Mining of the Properties.

NOW THEREFORE, this Agreement witnesses that, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree each with the other as follows

ARTICLE 1 - DEFINITIONS

1.1	In this Agreement:

"Accounting Procedures" means the procedures set forth in Schedule “II” attached hereto;

SCHEDULE “D”

to the Harrison Property, Sale, Purchase and Assignment Agreement between 606896 B.C. Ltd., Sutcliffe Resources Ltd. and International Millennium Mining Corp. made effective as of 7th day of March, 2003.

AREA OF INTEREST

Any After Acquired Property, any portion of which falls within two (2) kilometres of the boundaries of the area outlined in black on the map below shall for the purposes of this Agreement, constitute the Area of Interest.

INTERNATIONAL MILLENNIUM MINING CORP.
SUTCLIFFE RESOURCES LTD.
HARRISON LAKE PROJECT
BRITISH COLUMBIA, CANADA
PROPERTY LOCATION MAP
0
5
10
KILOMETRES
PROVINCE
G. E. NICHOLSON
BRITISH COLUMBIA
GEOSCIENTIST
Mar., 2003
INTERNATIONAL MILLENNIUM MINING CORP
SUTCLIFFE RESOURCES LTD.
CLEAR CREEK
BLOCK 4
Big Silver Camp (INTERFOR)
SILVER RIVER
Clear
Hornet
HORNET
HARRISON HOLDINGS INC.
BLOCK 3
Harrison
Silver Camp DLS (WFP)
Charles Cr.
FRASER
RIVER
YALE
BLOCK 1
STELLAR
Cogburn Creek DLS Camp(LP)
MINVITA ENTERPR.
(LEADER MINING J.V.)
TEUTON
(LEADER MINING J.V.)
PACIFIC
VENTURES
LEADER MINING INTERNL
TEUTON / MINVITA
LTD.
SANTOY RESOURCES LTD.
SANTOY RES.
B.C. NICKEL MINE
SANTOY RES.
GOLDNEV RES.
Lake
LEADER MINING
LEADER MINING
HOPE

AMENDING AGREEMENT
HARRISON PROPERTY SALE, PURCHASE AND ASSIGNMENT AGREEMENT

This AMENDING AGREEMENT is dated for reference January 5, 2004,

BETWEEN:

606896 B.C. LTD.,
Suite 1210 - 675 West Hastings Street,
Vancouver, British Columbia,
V6B 1N2

(hereinafter called the “Seller”)

AND:

SUTCLIFFE RESOURCES LTD.,
Suite 420 - 625 Howe Street,
Vancouver, British Columbia,
V6C 2T6

(hereinafter called the “Purchaser”)

AND:

INTERNATIONAL MILLENNIUM MINING CORP.
502 - 595 Howe Street,
Vancouver, British Columbia,
V6C 2T5

(hereinafter called the “IMM”)

WHEREAS:

A.
The Seller, the Purchaser and IMM entered into a Sale, Purchase and Assignment Agreement, made effective as of the 7th day of March 2003, (the “Sale, Purchase and Assignment Agreement”) whereby the Purchaser obtained the exclusive right to purchase fifty percent (50%) undivided right, title and interest in and to seventy- six (76) contiguous mineral claims comprised of 770 claim units, situated in New Westminster Mining District, in the Province of British Columbia, near Harrison Lake, (the “Harrison Lake Property”) a copy of which is attached hereto as Schedule “A”; and

B.	The Seller, the Purchaser and IMM now wish to amend the Sale, Purchase and Assignment Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises and of the mutual covenants hereinafter contained and in consideration of the sum of Ten Dollars ($10.00) paid by the Purchaser to the Seller, (the receipt and sufficiency of which is hereby acknowledged) the parties hereto wish to amend the Sale, Purchase and Assignment Agreement as follows:

January 5, 2004,
Amending Agreement
Harrison Prop. Sale, Purchase and Assignment Agreement – page 2

1.              Section 2 on page 3 of the Sale, Purchase and Assignment Agreement shall be deleted in its entirety and the following Section 2, shall be substituted in its place;

"2.       PAYMENT OF THE SHARE AND CASH CONSIDERATION AND INCURRING OF EXPENDITURES

The Purchaser agrees to pay the Cash and Share Consideration to the Seller and incur the Expenditures as follows:

a)	$5,000 cash to be paid on September 5, 2003;

b)
a further $20,000 cash to be paid and a further 200,000 common shares to be issued on or before the date common shares of the Purchaser are listed for trading on the facility of a recognized stock exchange, but in any event not later than September 15, 2004; and.

c)	not less than $200,000 of Expenditures to be incurred, on or before July 31, 2004.”

2.              Section 5 on page 3 of the Sale, Purchase and Assignment Agreement shall be deleted in its entirety and the following Section 5, shall be substituted in its place;

"5.       JOINT VENTURE

Upon acquisition by the Purchaser of an undivided fifty percent (50%) interest in the Mineral Claims, as set out in Section 3 hereof and upon the earlier of either, acquisition of the Seller’s remaining undivided fifty percent (50%) interest in the Mineral Claims by a third party, or termination of such third party acquisition agreement, but in any event not later than October 31, 2004, the Purchaser and IMMC, or their rightful assigns, shall be deemed to have entered into a Joint Venture (“Commencement of the Joint Venture”). The Joint Venture shall be governed by a joint venture agreement, in the form attached as Schedule “C” hereto and forming part of this Agreement, (the “Joint Venture Agreement”) which shall govern all further exploration, development and mining of the Mineral Claims and which the Purchaser and IMMC, or their rightful assigns, shall execute within sixty (60) days of Commencement of the Joint Venture. This Agreement, with the exception of the irrevocable Production Royalty Purchase Option, the Rock Royalty Purchase Option and the Production Share Payment provisions described in Sections 7, 8 and 9 hereof, shall, upon execution of the Joint Venture Agreement, terminate and become null and void and thereafter the Joint Venture Agreement and the Leader Option shall govern the relationship between the parties hereto or their rightful assigns, with respect to the Mineral Claims.”

In all other respects the Sale, Purchase and Assignment Agreement shall, apart from this present amendment, remain unchanged, in good standing and in full force and effect.

January 5, 2004,
Amending Agreement
Harrison Prop. Sale, Purchase and Assignment Agreement – page 3

This Amending Agreement is hereby acknowledged, accepted and agreed to by the parties as at the date first above written as being fully part of the Sale, Purchase and Assignment Agreement.

606896 B.C. LTD.		)
)
By:	/s/ David Deering	)	c/s
	David Deering, President	)
)
By:	/s/ Tom Brady	)
	Tom Brady, Secretary	)

SUTCLIFFE RESOURCES LTD.		)
)
By:	/s/ Laurence Stephenson	)	c/s
	Laurence Stephenson, President	)
)
By:	/s/ Glen Indra	)
	Glen Indra, Director	)

INTERNATIONAL MILLENNIUM		)
MINING CORP.		)
)
By:	/s/ John A. Versfelt	)	c/s
	John A. Versfelt, President	)
)
By:	/s/ D. Alex Caldwell	)
	D. Alex Caldwell, Director	)